UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 24, 2011 (May 20, 2011)

(Date of Report (date of earliest event reported))

Jackson Hewitt Tax Service Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-32215	20-0779692
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

3 Sylvan Way Parsippany, New Jersey		07054
(Address of principal executive office)		(Zip Code)

(973) 630-1040

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information provided in Item 1.03 of this Current Report on Form 8-K regarding the Amendment and the Plan Support Agreement (each, as defined below) is incorporated by reference into this Item 1.01.

ITEM 1.03	BANKRUPTCY OR RECEIVERSHIP

On May 24, 2011, Jackson Hewitt Tax Service Inc. (the “Company”) and all of the Company’s direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Chapter 11 cases are being jointly administered under the caption In re Jackson Hewitt Tax Service Inc., Chapter 11 Case No. 11-1587 (Joint Administration Pending) (the “Chapter 11 Case”). The Debtors continue to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

On May 23, 2011, the Company entered into a Plan Support Agreement (the “Plan Support Agreement”) with substantially all of its Lenders (as defined below) and certain other creditors (together, the “Participating Lenders”), which together constituted at least 2/3 in dollar amount and 1/2 in number of holders of the Debtors’ outstanding senior secured claims. Pursuant to the Plan Support Agreement, the Participating Lenders agreed to vote in favor of and support the Company’s proposed financial restructuring plan including, among other things, the filing by the Debtors of the Chapter 11 Case and its prepackaged plan of reorganization, subject to the terms and conditions contained in the Plan Support Agreement. Under the Debtors’ prepackaged plan of reorganization, all of the Company’s existing common stock will be cancelled upon the Debtors’ emergence from bankruptcy.

On May 20, 2011, the Company and certain of its subsidiaries (together with the Company, the “Borrowers”) entered into an Eighth Amendment (the “Amendment”) to their Amended and Restated Credit Agreement, originally dated October 6, 2006 (as amended by the Amendment, the “Credit Agreement”), with Wells Fargo Bank, N.A. (as successor-by-merger to Wachovia Bank, National Association), as Administrative Agent, and the lenders thereto (the “Lenders”). The Amendment extended from May 20, 2011 until May 27, 2011 the date by which the Lenders and the Borrowers agreed to use good faith efforts to agree upon a mutually satisfactory restructuring of the Borrowers’ balance sheets and go-forward funding needs and to execute definitive documentation relating thereto. In addition, the date by which the Borrowers are required to make a scheduled $30 million principal repayment under the Credit Agreement has also been extended until May 27, 2011.

ITEM 2.04	TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

The filing of the Chapter 11 Case constituted an event of default under the Credit Agreement. As a result, all indebtedness outstanding thereunder became automatically due and payable, subject to an automatic stay of any action to collect, assert or recover a claim against the Debtors and the application of applicable bankruptcy law.

ITEM 7.01	REGULATION FD DISCLOSURE

On May 24, 2011, the Company issued a press release, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference into this Item 7.01.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSON HEWITT TAX SERVICE INC.

By:	/S/ DANIEL P. O’BRIEN
Daniel P. O’Brien
Executive Vice President and Chief Financial Officer

Date: May 24, 2011

JACKSON HEWITT TAX SERVICE INC.

CURRENT REPORT ON FORM 8-K

Report Dated May 24, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated May 24, 2011, issued by Jackson Hewitt Tax Service Inc.